Exhibit 10.1

                                LICENSE AGREEMENT

THIS AGREEMENT dated for reference the 5th day of August, 2012.

BETWEEN:

          VERIFY SMART CORP, a corporation existing under the laws of the State of Nevada with its executive office at 40 Hillside Ave, Mahwah, New Jersey 07430

          (herein called "Licensor")

AND:

          ASSURED MOBILE TECHNOLOGIES LLC., a limited liability corporation existing under the laws of the State of Nevada with its executive office at 6644 North Ocean Blvd., Ocean Ridge, Florida 33435

          (herein called "Licensee")

WHEREAS:

A. The Licensor owns certain software and intellectual property, called the "System and Method for Verifying a users Identity in electronic Transactions", embodied in Patent Application Serial No. PCT2007/001639 (the "VERIFY PATENT").

B. The Licensor and the Licensee wish to enter into a license agreement whereby the Licensor will grant to the Licensee an exclusive worldwide license, to exploit the Verify Patent in all fields of use for a period of 20 years (the "Patent LICENSE");

C. The Licensor has agreed to grant Licensee the License under the terms and conditions as set forth in this License Agreement.

NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.   DEFINED TERMS

1.1 For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

     (a) "Affiliate" has the meaning given to that term in the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder;

     (b) "Associate" has the meaning given to that term in the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder;

     (c) "Business Day" means any day which is not a Saturday, Sunday or statutory holiday in Nevada;

     (d) "Effective Date" means the later of the date first written above or the date of the last signature completing the execution of this Agreement;

     (e) "Gross Sales" means the aggregate of all sums actually received from all third party sources by Licensee, by any affiliate of Licensee, or by any authorized entity acting on Licensee's behalf, which sums are
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          derived  from the  applicable  exploitation  of the Licensed IP. There shall be excluded from the Gross Sales the following:

          (i) Any sums received and thereafter refunded, and if any such sums shall have theretofore been taken into account, then an amount equal to the sum refunded shall be eliminated from subsequent receipts;

          (ii) Any withholding, sales tax, consumption tax or other applicable taxes collected in respect of the sales;

          (iii)Any and all sales which are refundable until earned or forfeited (but all non-refundable advances or advances which are subject only to delivery or the passage of time shall be included in Gross Sales); and

          (iv) Any payments of Gross Sales payable to any non Affiliate of Licensee.

     (f) "Licensed IP" means the Verify Patent and all intellectual property of the Licensor related thereto;

     (g) "Verify Patent" means the "System and Method for Verifying a users Identity in electronic Transactions" patented technology described in
          Schedule 1 hereto and represented by Patent Application Serial No. PCT2007/001639

     (h) "Currency. Unless otherwise indicated, all dollar amounts in this License Agreement are expressed in United States funds.

1.2 Sections and Headings. The division of this License Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this License Agreement. Unless otherwise indicated, any reference in this License Agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this License Agreement.

1.3 Number, Gender and Persons. In this License Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.4 Accounting Principles. Except as otherwise stated, any reference in this License Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in the United States of America, including those approved from time to time by the American Institute of Certified Public Accountants or any successor body thereto.

1.5 Entire Agreement. This License Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.6  Time of Essence. Time will be of the essence of this License Agreement.

1.7 Applicable Law. This License Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the State of Nevada and the federal laws of United States applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such state and all courts competent to hear appeals there from and waives, so far as is legally possible, its right to have any legal action relating to this License Agreement tried by a jury.

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1.8  Amendments  and Waivers.  No  amendment or waiver of any  provision of this
     License Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this License Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

1.9 Schedules. The following Schedules are attached to and form part of this License Agreement: All terms defined in the body of this License Agreement will have the same meaning in the Schedule attached hereto.

     Schedule 1 - Description of Patent

2.   GRANT OF LICENSE

2.1 The Licensor hereby grants to the Licensee, effective as of the Effective Date and for a period of 20 years, an exclusive worldwide license to use and exploit the Licensed IP.

2.2 Licensee may assign or sublicense the rights granted under this license in whole or in part, in its sole discretion.

2.3 The Licensee agrees to assist the Licensor in recording this License Agreement with appropriate government authorities where such recording is required by law or regulation or where such recording is permitted or desired by the Licensor.

2.4 The Licensor shall not continue to use the Licensed IP for its business and shall not sell or agree to sell all or any portion of the Licensed IP, other than as set out in Section 5.

3.   OWNERSHIP

3.1 Licensee acknowledges and agrees that, as between the parties to this License Agreement and subject to the rights and licenses granted herein, Licensor is, and at all times shall remain, the sole and exclusive owner of all right, title and interest, throughout the world, in and to all Licensed IP, and any copies of the Licensed IP, whether made on or behalf of Licensor or Licensee.

4.   PURCHASE PRICE

4.1 In consideration of the license granted to Licensee in above Section 2.1, Licensee shall pay to Licensor the following purchase price (the "Purchase Price"):

          *    $100 upon execution of this Agreement;

          *    $10,000 within three (3) months of the Effective Date;

          *    $40,000 within 6 months of the Effective Date;

          *    $249,900 within 12 months of the Effective Date; and

          * 8,500,000 common shares in the capital stock of Licensee within 30 days of the Effective Date.

     Any cash component of the Purchase Price in arrears shall bear interest at a variable rate equal to the prime rate publicly announcend by the Bank of America from time to time as its prime rate plus one (1) percent. Interest shall commence accruing on the date that the relevant portion of the Purchase Price becomes in arrears and shall be computed on the basis of a 365 day year and to the actual number of days elapsed.

4.2 As additional consideration, Licensee shall pay to Licensor a royalty equal to 2.5 percent of the Gross Sales derived from the exploitation of the Licensed IP (the "ROYALTY").

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4.3  The Royalty shall be payable  within thirty (30) days  following the end of the then-current calendar quarter. All payments to be made hereunder shall be made in United States dollars. Payments originating in any other currency shall be converted to United States dollars using the rate of exchange as published by Bank of America on the date such payment is due.

4.4 The Royalty payable hereunder shall cease to accrue and terminate on a going forward basis in the event that Licensor enters into any any agreement, indenture, instrument or arrangement that results, directly or indirectly, in a change of Control of Licensor. "Control" means, with respect to Licensor, direct or indirect, beneficial ownership of more than 50% of the voting securities of Licensor, including any securities which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

5.   RIGHT OF FIRST PURCHASE

5.1 The Licensor shall give the Licensee a first right of purchase for the Verify Patent, for so long as this License Agreement is in effect.

5.2 Licensor shall notify Licensee prior to any sale by Licensor of the Verify Patent to any third party (an "ROFP Event").

5.3 The right of first purchase may be exercised by the Licensee within 30 days following notice of a ROFP Event by notifying the Licensor in writing.

6.   TERMINATION AND EXTENSION

6.1 Except as otherwise provided, this License Agreement shall terminate automatically at the end of the term specified in Section 1.

7.   INDEMNIFICATION, REMEDIES, SURVIVAL

7.1 For the purposes of this Section 7 the terms "LOSS" and "LOSSES" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Licensor or Licensee including damages for lost profits or lost business opportunities.

7.2  Agreement of Licensor to Indemnify

     (a) Licensor will indemnify, defend, and hold harmless, to the full extent of the law, for a period of three years from the termination of the License Agreement, the Licensee and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Licensee and its shareholders by reason of, resulting from, based upon or arising out of:

          (i) the breach by Licensor of any representation or warranty of Licensor contained in or made pursuant to this License Agreement, any Licensor document or any certificate or other instrument delivered pursuant to this License Agreement; or

          (ii) the breach or partial breach by Licensor of any covenant or agreement of Licensor made in or pursuant to this License Agreement, any Licensor document or any certificate or other instrument delivered pursuant to this License Agreement.

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7.3  Agreement of Licensee to Indemnify

     (a) Licensee will indemnify, defend, and hold harmless, to the full extent of the law, for a period of three years from the termination of this License Agreement, the Licensor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Licensor by reason of, resulting from, based upon or arising out of:

          (i) the breach by Licensee of any representation or warranty of Licensee contained in or made pursuant to this License Agreement, any Licensee document or any certificate or other instrument delivered pursuant to this License Agreement; or

          (ii) the breach or partial breach by Licensee of any covenant or agreement of Licensee made in or pursuant to this Agreement, any Licensee document or any certificate or other instrument delivered pursuant to this License Agreement.

8.   REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

8.1 The Licensor represents and warrants to the Licensee, with the intent that the Licensee will rely thereon in entering into this License Agreement and in concluding the transactions contemplated hereby, as follows:

     (a) Licensor warrants that to the best of its knowledge the use of the Licensed IP as intended through this License Agreement, does not infringe upon the rights of third parties;

     (b) Licensor warrants that to the best of its knowledge the Licensed IP is valid, maintained and enforceable towards third parties worldwide, other than France, Iran or Russia, and that the Licensed IP shall be properly maintained during the term of this License Agreement.

     (c) the execution and delivery of this License Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Licensor, and this License Agreement constitutes a valid and binding obligation of the Licensor enforceable against the Licensor in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

     (d) except as will be remedied by the consents, approvals, releases, and discharges described in Schedule 2 - Consents attached hereto, neither the execution and delivery of this License Agreement nor the performance of the Licensor's obligations hereunder will:

          (i) violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Licensor, the IP, or any contract, agreement, instrument, covenant, mortgage, or security, to which the Licensor is a party or which are binding upon the Licensor,

          (ii) to the knowledge of the Licensor, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Licensee under any sales tax legislation. .

          (iii)give rise to the creation or imposition of any encumbrance on the IP,

          (iv) violate  or  constitute   default  under  any  license,   permit,
               approval, consent or authorization held by the Licensor, or

          (v) violate or trigger any liability on behalf of the Licensee pursuant to any legislation governing the licensing of the IP by the Licensor;

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     (e)  the Licensor owns and possesses and has good and  marketable  title to the IP free and clear of all encumbrances of every kind and nature whatsoever;

     (f) no person other than the Licensee has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Licensor of any of the Licensed IP;

     (g) There are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Licensor's knowledge threatened against or affecting the Licensor or in respect of the IP;

     (h) there is no requirement applicable to the Licensor to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in
          Schedule 2 - Consents, or that relate solely to the identity of the Licensee or the nature of any business carried on by the Licensee except for the notifications, consents and approvals described in
          Schedule 2 - Consents;

9.   REPRESENTATIONS OF THE LICENSEE

9.1 The Licensee represents and warrants to the Licensor as follows, with the intent that the Licensor will rely thereon in entering into this License Agreement and in concluding the transactions contemplated hereby, that:

     (a) the Licensee is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the power, authority, and capacity to enter into this License Agreement and to carry out its terms;

     (b) the execution and delivery of this License Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Licensee, and this Agreement constitutes a valid and binding obligation of the Licensee enforceable against the Licensee in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

     (c) there is no requirement for the Licensee to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this License Agreement;

     (d) neither the execution and delivery of this License Agreement nor the performance of the Licensee's obligations hereunder will violate or constitute a default under the constating documents, by-laws, or articles of the Licensee, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Licensee, or any contract, agreement, instrument, covenant, mortgage or security to which the Licensee is a party or which are binding upon the Licensee;

10.  NON MERGER

10.1 The representations, warranties, covenants, and agreements of the Licensor contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date and the term of this License Agreement, and notwithstanding

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     the completion of the transactions  contemplated  hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Licensor of such representation, warranty, covenant, or agreement), or any investigation by the Licensee, same will remain in full force and effect.

10.2 The representations, warranties, covenants, and agreements of the Licensee contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date and the term of this License Agreement, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Licensee of such representation, warranty, covenant, or agreement), or any investigation by the Licensor, same will remain in full force and effect.

11.  FURTHER ASSURANCES

11.1 From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

12.  ASSIGNMENT

12.1 This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

13.  SUCCESSORS AND ASSIGNS

13.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.  COUNTERPARTS

14.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

15.  NOTICES

15.1 Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, and addressed to the proper party or transmitted by electronic facsimile generating proof of receipt of transmission at the address of the applicable party first stated above.

16.  TENDER AND EXTENSIONS

16.1 Tender may be made upon the Licensor or Licensee or upon the solicitors for the Licensor or Licensee and such solicitors are expressly authorized by their respective clients to confirm extensions of the Closing Date.

17.  REFERENCE DATE

17.1 This Agreement is dated for reference as of the date first above written, but will become binding as of the date of execution and delivery by all parties hereto and subject to compliance with the terms and conditions hereof, the transfer and possession of the Business Assets will be deemed to take effect as at the close of business on the Closing Date. References herein to the date of the Agreement or to the date hereof shall be deemed to mean the date set forth in the preamble to this Agreement.

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IN WITNESS WHEREOF the parties have executed and delivered these presents on the dates indicated below.

VERIFY SMART CORP.


Per: /s/Tony Cinotti
    --------------------------------
    Authorized Signatory

Dated: September 19, 2012

ASSURED MOBILE TECHNOLOGIES LLC.


Per: /s/Murray Polischuk
    --------------------------------
    Authorized Signatory

Dated: September 19, 2012

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                                LIST OF SCHEDULES

Schedule                           Description

  1                           Description of Patent

International
Application Number   PCT/CA2007/001639

South African
Patent
Application No.      2009/2149

U.S. Patent
Application No.      11/537,461 filed September 29, 2006

International
Filing Date:         14.09.2007

Publication Date:    03.04.2008

Inventors:           Goodin, Stewart

Title: (EN) A SYSTEM AND METHOD FOR VERIFYING A USER'S IDENTITY IN ELECTRONIC TRANSASCTIONS

Abstract:            The invention  described  herein is a method and system for verifying  the  identity  of a user  by a  verifier  in the course of an electronic transaction. The invention provides a process  and a system for  blocking  an  account  until a verifier  completes  an identity  verification  process for
                     verifying  the  identity  of  the  person   initiating  the
                     transaction. The process comprises pre-enrolling the person and the person's personal communication device. Optionally, one or more  accounts are enrolled by flagging the accounts
                     such  that   transactions  are  subject  to  user  identity
                     verification.  At the time a transaction  is  initiated,  a verifier sends an identification verification request (IVR)
                     to  the  portable   communication   device  of  the  person
                     initiating  the  electronic  transaction.  The person  then verifies his/her identity by supplying a secure  identifier in response to the IVR. Optionally,  the person is asked to
                     authorize  the   transaction   before  the  transaction  is
                     accepted.


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